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                                                                  Exhibit 23(a)



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Becton, Dickinson and Company Salary and Bonus Deferral Plan of our report dated November 7, 1995 with respect to the consolidated financial statements and schedule of Becton, Dickinson and Company included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

Hackensack, New Jersey
September 10, 1996